SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 21, 1996

                             UACSC 1997-B AUTO TRUST

             (Exact name of registrant as specified in its charter)

                                    NEW YORK

                 (State or other jurisdiction of incorporation)

     333-06929-05                              35-1937340

(Registration Number)                 (IRS Employer Identification No.)




  250 N. Shadeland Avenue
  Suite 210A
  Indianapolis, IN                                              46219

(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  (317) 231-6466


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Item 5.   Other Events.

          Pooling and Servicing Agreement
          -------------------------------

          The definitive Pooling and Servicing Agreement for the UACSC 1997-B Auto Trust, dated as of June 1, 1997, among Harris Trust and Savings Bank, as trustee, UAC Securitization, as depositor, and Union Acceptance Corporation, as servicer is filed herewith.

          Filing of Capital Markets Assurance  Corporation
          Financial Statements and Consent of Experts.
          ------------------------------------------------

          The Financial Statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three year period ended Decmeber 31, 1996 that are included in this Form 8-K have been audited by KPMG Peat Marwick LLP. The consent of KPMG Peat Marwick LLP to the inclusion of their audit report on such financial statements in the Form 8-K and to being named as "experts" in the Prospectus Supplement for the UACSC 1997-B Auto Trust is attached hereto as Exhibit 24.

          The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 are attached hereto as Exhibit 99.

Item 7.  Financial Statements and Exhibits.

         Exhibit
         Number             Description
         ------             -----------

          4 Definitive copy of the Pooling and Servicing Agreement dated as of June 12, 1997 for the UACSC 1997-B Auto Trust

          24 Consent of KPMG Peat Marwick LLP to the inclusion of their audit report on the financial statements of Capital Markets Assurance Corporation in the Form 8-K for the UACSC 1997-B Auto Trust and to being named as "experts" in the Prospectus Supplement for the UACSC 1997-B Auto Trust

          99 Financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three year period ended Decmeber 31, 1996 and interim financial statements of Capital Markets Assurance Corporation as of March 31, 1997

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Indianapolis, State of Indiana, on June 12, 1997.


                                    UAC SECURITIZATION CORPORATION
                                    as Depositor  (Registrant)



                                    /s/ Melanie S. Otto
                                    ----------------------------------------
                                    By:  Melanie S. Otto, Vice President